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                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement"), is made and entered into as of the 9th day of February, 2000, by and between LEXON Technologies Inc., a Delaware corporation (the "Company"), and Anthony Perino, an individual and resident of the State of Illinois (the "Stockholder").

                                   WITNESSETH:

         WHEREAS, in connection with the execution and delivery of that certain Stock Purchase Agreement (the "Purchase Agreement"), dated February 7, 2000 by and between the Company and the Stockholder, the Company has agreed to issue, and as of the date hereof has issued, to the Stockholder (i) a Common Stock Purchase Warrant A ("Warrant A") to acquire up to 2,600,000 shares of the Company's common stock, .001 par value per share (the "Common Stock"), (ii) a Common Stock Purchase Warrant B ("Warrant B") to acquire up to 1,000,000 shares of the Common Stock, and (iii) a Common Stock Purchase Warrant C ("Warrant C") to acquire up to 500,000 shares of the Common Stock (with Warrant A, Warrant B and Warrant C being hereinafter collectively referred to as the "Warrants");

         WHEREAS, it is a condition precedent to the obligations of the Stockholder under the Purchase Agreement that the Company execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:




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                                    ARTICLE I

                               CERTAIN DEFINITIONS

         The following terms shall have the definitions set forth below:

         "Commission" shall mean the United States Securities and Exchange Commission and any successor commission or agency having similar powers.

         "Control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or partnership (including, without limitation, the power to direct the voting of any securities held by such corporation or partnership), whether through the ownership of voting securities, by contract, or otherwise, unless the context indicates otherwise.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Registerable Stock" shall mean those shares of the Company's Common Stock received by the Stockholder upon exercise of any of the Warrants, provided that such shares shall no longer be Registerable Stock once such shares are (i) sold pursuant to a registration statement declared effective by the Commission under the Securities Act, or (ii) sold pursuant to Rule 144 (or any successor rule) promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stockholder" shall mean Anthony Perino. The term "Stockholder" shall also include such Stockholder's successors and assigns, legal representatives and executors or administrators when the context so requires.


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                                   ARTICLE II

                          REGISTRATION OF COMMON STOCK

         Section 2.1 Required Registration. At any time after February 7, 2001, the Holder may request that the Company register the resale by him of all or any portion of the Registerable Stock (such request a "Demand Request"). The Demand Request shall specify the number of Shares of Registerable Stock as to which such Demand Request relates and the manner in which the Stockholder proposes to sell such Registerable Stock, including, if applicable, the name of any underwriters to be employed by the Stockholder in connection with such sale. If such Demand Request is made, the Company will cause the resale of the Registerable Stock specified in the Demand Request to be registered on such form of registration statement under the Securities Act as is appropriate to allow the resale of such Registerable Stock in the manner specified in the Demand Request.

         Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 after the Company has effected two (2) registrations (meaning that the registration statements relating thereto have been declared effective by the Commission) at the request of the Holder, provided, however, that if the Holder requests that such registration be accomplished through the filing and effectiveness of a registration statement on Form S-3 (or such other form of registration statement then available for registering the resale of the Registerable Stock under the Securities Act that permits significant incorporation by reference of the Company's subsequent periodic reports filed with the Commission pursuant to the Exchange Act), the Company shall be obligated to effect the registration so requested unless (i) the proposed offering of the Registerable Stock does not then qualify for registration on



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Form S-3, or (ii) the Company has already effected the two (2) registrations
(whether on Form S-3 or otherwise) at the request of the Holder during the twelve (12) month period preceding the date of such request.

         The Company may delay the filing of any registration statement pursuant to this Section 2.1 for up to three (3) months after the original request for registration if (i) the filing of the registration statement would cause the Company to disclose information which would not have to be disclosed at such time absent the filing of the registration statement and the Board of Directors of the Company determines in good faith that the disclosure of such information would be materially adverse to the Company, or (ii) the delay in filing the registration statement would eliminate the need for the Company to file the registration statement utilizing interim financial statements.

         Section 2.2 Incidental Registration. If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form of registration statement not available for registering Common Stock for sale to the public generally), it will give written notice of such proposed registration to the Stockholder no later than thirty (30) days prior to filing a registration statement. The Stockholder shall have ten(10) days from receipt of such notice from the Company to deliver a written request to the Company (such request , a "Piggy-back Request") that the resale by the Stockholder of all or a portion of the Registerable Stock be registered pursuant to the registration statement proposed to be filed by the Company. The Piggy-back Request shall state the number of shares of Registerable Stock as to which such Piggy-back Request relates and the manner in which the Stockholder proposes to sell such Registerable Stock. If such Piggy-back Request is made, the Company will



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use its best efforts to cause the resale of the Registerable Stock specified in the Piggy-back Request to be registered for resale in the manner specified in the Piggy-back Request.

         In the event that any registration pursuant to this Section 2.2 shall be, in whole or in part, an underwritten public offering (a) the number of shares of Registerable Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the written opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company in the proposed registration, and (b) in addition to the foregoing, the Company's obligation to register the Registerable Stock specified in the Piggy-back Request shall be contingent upon (i) the Stockholder's agreement to include such Registerable Stock in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration, and (ii) upon the Stockholder's execution of any agreements customarily requested by underwriters in such offerings.

         Notwithstanding anything to the contrary contained herein, in the event that there is a firm commitment underwritten public offering of Common Stock and the Stockholder does not elect to sell its Registerable Stock to the underwriters in connection with such offering, the Stockholder shall refrain from selling any shares of Registerable Stock during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that the Stockholder shall, in any event, be entitled to sell its Registerable Stock commencing on the 90th day after the effective date of such registration statement.




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         Section 2.3 Registration Procedures. (a) If and whenever the Company is required by the provisions of Sections 2.1 or 2.2 hereof to effect the registration of any of the Registerable Stock under the Securities Act, the Company will, as expeditiously as possible:

         (i) prepare and file with the Commission a registration statement with respect to the Registerable Stock and use its best efforts to cause such registration statement to (A) become effective, and (B) remain effective for so long as all of the shares of Registerable Stock covered by such registration statement remain Registerable Stock.

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (i) above and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registerable Stock covered by such registration statement for such period;

         (iii) furnish to the Stockholder such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus) as the Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registerable Stock covered by such registration statement;

         (iv) use its best efforts to register or qualify the Registerable Stock covered by such registration statement under the securities or blue sky laws of such states as any underwriter or the Stockholder may reasonably request;

         (v) notify the Stockholder and its counsel of any stop order threatened or issued by the Commission or any state securities regulatory authority, or a trading halt threatened



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                  or issued by the exchange or over-the-counter market in which the Common Stock is publicly traded, and take all actions required to prevent the entry of such stop order or the imposition of such trading halt or to remove such stop order or trading halt if entered or imposed;

         (vi) notify the Stockholder at any time when a prospectus relating to the Registerable Stock is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus, or any document incorporated by reference in the registration statement of which such prospectus forms a part, contains an untrue statement of material fact or omits to state any fact necessary to make the statements therein in the circumstances under which they were made not materially misleading, and prepare a supplement or amendment to such prospectus or any such document incorporated by reference in such registration statement so that, as thereafter delivered to the purchasers of such Registerable Stock, such prospectus or document will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein in the circumstances under which they were made not materially misleading; and

         (vii) cause all such Registerable Stock to be listed on the exchange or market in which the Common Stock is then listed.

         (b) In connection with each registration hereunder, the Stockholder will furnish to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws.



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         Section 2.4 Expenses. The Company shall pay all of the expenses in connection with any registration hereunder, regardless of whether such registration becomes effective, including in each case, without limitation, all registration and filing fees, legal, accounting, disbursements, printing, messenger and delivery expenses, and fees and expenses of any other person retained by the Company. The Stockholder's attorney and other professional fees, if any, and brokers' or other selling commissions with respect to the Registerable Stock will be borne by the Stockholder.

         Section 2.5 Indemnification. (a) In the event of a registration of any of the Registerable Stock under the Securities Act, the Company will indemnify and hold harmless the Stockholder and any underwriter(s) retained by the Stockholder with respect to the disposition of the Registerable Stock, and each other person, if any, who controls the Stockholder or underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Stockholder or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registerable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and shall reimburse the Stockholder, the underwriter(s) and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim,



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damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any document made in reliance upon and in conformity with information furnished by the Stockholder or such underwriter or such controlling person in writing specifically for use in the preparation of such documents.

         (b) In the event of a registration of any of the Registerable Stock under the Securities Act, the Stockholder will indemnify and hold harmless the Company and each officer of the Company, each director of the Company and each person who controls the Company against all losses, claims, damages or liabilities to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or omissions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registerable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and shall reimburse the Company and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Stockholder shall be liable hereunder in any such case if and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission in any document was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Stockholder in writing specifically for use in the preparation of such documents; and provided,



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further, however, that the liability of the Stockholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by the Stockholder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds actually received by the Stockholder from the sale of Registerable Stock covered by such registration statement.

         (c) Promptly, but in no event more than five (5) business days, after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof. The failure to so notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, except in the case of a conflict of interest, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying



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party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or proceeding.

         (d) If the indemnification provided for in subparagraphs (a) or (b) of this Section 2.5 shall for any reason be held by a court to be unavailable to an indemnified party under such subparagraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Stockholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions, as well as any other relevant equitable considerations, or if the allocation provided by the immediately preceding clause is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Stockholder from the offering of the securities hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepre sentation. In addition, no individual or entity shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or proceeding effected without such individual's or entity's consent.



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         (e) The indemnification and contribution required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         Section 2.6 Assignment. The Registration Rights contained in this Agreement shall be transferable by the Stockholder to any person or entity to whom the Stockholder transfers any share of Registerable Stock in a transaction which does not remove the shares so transferred from the definition of Registerable Stock hereunder.

         Section 2.7 Underwriters. The Company shall have no obligation to obtain an underwriter on behalf of the Stockholders but shall be obligated to cooperate with any underwriter who has agreed to underwrite the public sale of any Registerable Stock, including, but not limited to, furnishing such underwriter with such information as it may reasonably request and the execution of any agreements customarily requested by underwriters in such offerings.


                                   ARTICLE III
                                  MISCELLANEOUS

         Section 3.1 Survival of Agreement; Term. This Agreement shall not be terminated or amended, nor any provision hereof waived, unless the Stockholder and the Company agree in writing to such termination, amendment or waiver.

         Section 3.2 Notices. All notices to be given by any party hereunder shall be in writing and shall be deemed to have been duly given if mailed, by certified or registered mail, return receipt requested, five (5) business days after deposit in the United States Mail, or if telexed or telecopied,



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sent by telegram, or delivered, when confirmation is received, to the relevant party at its address set forth below:


         If to the Company:

                                    Lexon Technologies Inc.
                                    1401 Brook Drive
                                    Downers Grove, Illinois 60515
                                    Attn: Chief Executive Officer

         If to the Stockholder:

                                    Anthony Perino
                                    720 Plainfield Road
                                    Suite 200
                                    Willowbrook, Illinois 60521

         The parties may change their respective addresses for purposes of notice hereunder by giving notice of such change to all other parties in the manner provided in this Section.

         Section 3.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

         Section 3.4 Complete Agreement. This Agreement represents the entire agreement among the Stockholder and the Company with respect to the matters set forth herein.

         Section 3.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together are deemed to be one agreement.

         Section 3.6 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         Section 3.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law doctrine.


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         IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Agreement as of the day and year first above written.

                                 THE COMPANY

                                 LEXON TECHNOLOGIES INC.

                                 By:  /s/   Steven J. Peskaitis
                                    ------------------------------------------
                                 Its: /s/   President
                                    ------------------------------------------


                                 THE STOCKHOLDER


                                      /s/ Anthony Perino
                                 ---------------------------------------------
                                 ANTHONY PERINO



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